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                                                                      Exhibit 15



El Paso Electric Company
El Paso, Texas

Ladies and Gentlemen:

Re: Registration Statement on Form S-8 for El Paso Electric Company 1999 Long-Term Incentive Plan

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated April 26, 1999 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such a report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                                 Very truly yours,

                                                     KPMG LLP



El Paso, Texas
July 1, 1999